                                                                    Exhibit 4(c)

                               FORM OF 5.65% NOTE

         UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1 $300,000,000.00

Cusip No. ___________

                   THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

                           5.65% SENIOR NOTE DUE 2013

         The Cleveland Electric Illuminating Company, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of Three Hundred Million Dollars ($300,000,000.00) or such other principal amount as shall be set forth in the Schedule attached hereto on December 15, 2013 (the "Maturity Date"), and to pay interest on said principal sum, semiannually on June 15 and December 15 of each year, commencing June 15, 2004 (each an "Interest Payment Date") at the rate of 5.65 per cent (5.65%) per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from December 12, 2003, to June 15, 2004, and thereafter will accrue from the last interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that if the Securities of this series are not held by a securities depositary in book entry only form, the Regular Record Date will be the close of business on the 15th calendar day next preceding such Interest Payment Date (whether or not a Business Day). Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated to the Paying Agent by the person entitled thereto at least five Business Days prior to the interest Payment Date; and provided further, that so long as the Securities of this series are registered in the name of The Depository Trust Company ("DTC") or a nominee thereof, all payments of principal and interest in respect of the Securities of this series will be made in immediately available funds in accordance with the arrangement between the Company and DTC.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referenced to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

[SEAL)
                                        THE CLEVELAND ELECTRIC
                                        ILLUMINATING COMPANY


                                        By:_____________________________________
                                           Richard H. Marsh
                                           Senior Vice President and Chief
                                           Financial Officer

ATTEST:
__________________________________
Randy Scilla
Assistant Treasurer

                          CERTIFICATE OF AUTHENTICATION

Dated:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                              JPMORGAN CHASE BANK,
                                              as Trustee

                                              By:_______________________________
                                                    James P. Freeman
                                                    Authorized Officer

                                [REVERSE OF NOTE]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of December 1, 2003 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on December 12, 2003 (the "Officer's Certificate") creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         The Securities of this Series will be redeemable in whole or in part, at the Company's option, at any time, at a Redemption Price equal to the greater of:

         - 100% of the principal amount of the Securities being redeemed, and

         - as determined by the Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments (as defined below), discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points, plus, in each case, accrued and unpaid interest on such Securities to the date of redemption.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date:

         - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from these yields on a straight line basis, rounding to the nearest month); or

         - if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date. The Adjusted Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities ("Remaining Life").

         "Comparable Treasury Price" means (1) the average of three Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than three Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

         "Reference Treasury Dealer" means:

         -        each of Barclays Capital Inc. and Morgan Stanley & Co.
                  Incorporated and their respective successors; provided, however, that if either of the foregoing cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer, and

         - any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

         "Remaining Scheduled Payments" means, with respect to the Securities of this series to be redeemed, the remaining scheduled payments of principal of and interest on such Securities that would be due after the related Redemption Date but for such redemption. If such Redemption Date is not an Interest Payment Date with respect to such Securities, the amount of the next succeeding scheduled interest payment on such Securities will be reduced, for the purpose of this calculation, by the amount of interest accrued on such Securities to such Redemption Date.

         The Company shall notify the Trustee of the Redemption Price promptly after calculation thereof and the Trustee shall have no responsibility for such calculation.

         On and after the Redemption Date, interest will cease to accrue on the Securities of this series or any portion of such Securities called for redemption (unless, in the case of an unconditional redemption, the Company defaults in the payment of the Redemption Price and accrued interest). On or before the Redemption Date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price of and accrued interest on the Securities of this series to be redeemed on such date. If less than all the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by such method of random selection as the Trustee shall deem fair and appropriate.

         Any notice of redemption for Securities of this series may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for the Securities of this series to be redeemed, on or prior to the date fixed for such redemption, of money sufficient to pay the Redemption Price on such Securities of this series and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities of this series.

         Upon payment of the Redemption Price, interest will cease to accrue on and after the applicable Redemption Date on the Securities of this series or portions thereof called for redemption.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         The Indenture and the Securities of this series shall be governed by and construed in accordance with the laws of the State of New York.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer substantially in the form of the Certificate of Transfer annexed hereto and otherwise satisfactory to the Company, the Trustee and the Security Register duly executed by the Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

                                                                       Principal
                                                                    Amount of this
                         Increases in           Decreases in          Global Note
                           Principal              Principal         Remaining after    Notation by
                        Amount of this         Amount of this      such Increase or     Security
      Date                Global Note            Global Note            Decrease        Registrar
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

                            [CERTIFICATE OF TRANSFER]

                           5.65 % SENIOR NOTE DUE 2013

      FOR VALUE RECEIVED, the undersigned sells, assigns and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

         Name and address of assignee must be printed or typewritten.

$_______________________________________________________________________________

principal amount of or beneficial interests* in the within Security of the Company and does hereby irrevocably constitute and appoint ____________

to transfer the said principal amount of or beneficial interests in said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:_______________________________     Signature:___________________________
                                          Print name:__________________________

NOTICE. The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE. Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

-----------------------

* transfers of beneficial interests in this security may be made only to another global security of the same series or as otherwise permitted by applicable securities laws.